Continental. Allow Wheel Corporation S-1

Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors and Stockholders
Continental Alloy Wheel Corporation
Las Vegas, NV

We hereby consent to the inclusion in the Form S-1 Registration Statement of our Report of Independent Registered Public Accounting Firm dated March 22, 2011 on our audit of the financial statements of Continental Alloy Wheel Corporation as of December 31, 2010, and for the period of December 28, 2010 (date of inception) through December 31, 2010.

Sincerely,

/s/ Child, Van Wagoner & Bradshaw, PLLC

Child, Van Wagoner & Bradshaw, PLLC
Salt Lake City, UT
March 24, 2011